Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ford Motor Company
One American Road
Dearborn, Michigan

Re: Ford Motor Company Registration Statement
Nos. 33-64605, 33-61107, 33-58255, 33-54737, 33-54283
33-50238, 33-36043, 33-19036, 2-95018, 333-27993,
333-49547, 333-58701, 333-47445, 333-37536, 333-38586,
333-40260, 333-61886, 333-72478, 333-100910, 333-110105 and 333-126865

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report June 20, 2006, appearing in the annual report on Form 11-K of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees as of and for the one day period ended December 31, 2004.

/s/ Plante & Moran, PLLC

Southfield, Michigan
June 27, 2006

15